Exhibit 99.3

FINANCIAL STATEMENTS OF OAK VALLEY RESOURCES, LLC

Audited Financial Statements of Oak Valley Resources, LLC as of and for the Years Ended December 31, 2013, 2012 and 2011

INDEPENDENT AUDITOR’S REPORT

To the Members of
Oak Valley Resources, LLC and Subsidiaries
Houston, Texas

We have audited the accompanying consolidated financial statements of Oak Valley Resources, LLC and Subsidiaries (collectively, the Company), which comprise the consolidated balance sheets as of December 31, 2013, 2012, and 2011 and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oak Valley Resources, LLC and Subsidiaries as of December 31, 2013, 2012, and 2011 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation – Business Combination under Common Control

As described in Note 2, Summary of Significant Accounting Policies, the Company’s 2012 and 2011 consolidated financial statements have been restated to give retroactive effect to a transaction accounted for as a business combination of entities under common control.

Supplementary Information – Oil and Gas Producing Activities

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements of Oak Valley Resources, LLC and Subsidiaries. The disclosures about oil and gas producing activities in Note 11 are presented for additional analysis and are not a required part of the consolidated financial statements.

The disclosures about oil and gas producing activities have not been subject to the auditing procedures applied in the audits of the consolidated financial statements of Oak Valley Resources, LLC and Subsidiaries, and accordingly, we do not express an opinion or provide any assurance on it.

Supplementary Information – Eagle Ford Acquisition pro forma Consolidated Results

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements of Oak Valley Resources, LLC and Subsidiaries. The disclosures about the Eagle Ford Acquisition pro forma consolidated results included in the Company’s historical financial information in Note 3 are presented for additional analysis and are not a required part of the consolidated financial statements.

The disclosures about the Eagle Ford Acquisition pro forma consolidated results have not been subject to the auditing procedures applied in the audits of the consolidated financial statements of Oak Valley Resources, LLC and Subsidiaries, and accordingly, we do not express an opinion or provide any assurance on it.
/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas
July 1, 2014

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,
Current assets:	2013	2012
Cash	$25,422,741	$20,151,399
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	8,121,930	2,635,681
Joint interest billings and other	7,541,245	886,648
Prepaid expenses and other assets	122,104	54,027
Current derivative assets	154,310	-
Total current assets	41,362,330	23,727,755

Oil and gas properties, successful efforts method:
Proved properties	184,075,412	110,603,202
Unproved properties	43,010,521	16,510,080
Total oil and gas properties	227,085,933	127,113,282

Accumulated depreciation, depletion, and amortization	(79,788,805)	(63,651,474)
Net oil and gas properties	147,297,128	63,461,808

Noncurrent assets:
Office and other equipment, less accumulated depreciation of $191,088 and $24,900, respectively	560,477	149,538
Other noncurrent assets	537,752	202,647
Land	100,637	-
TOTAL ASSETS	$189,858,324	$87,541,748

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$7,428,304	$3,324,496
Accrued expenses	5,768,144	7,701,220
Revenues and royalties payable	10,184,145	486,115
Advances	3,519,881	-
Current derivative liabilities	171,761	-
Asset retirement obligations	69,956	-
Total current liabilities	27,142,191	11,511,831

Noncurrent liabilities:
Noncurrent derivative liabilities	27,816	-
Long-term debt	10,825,000	10,825,000
Asset retirement obligations	2,941,498	3,937,743
Total noncurrent liabilities	13,794,314	14,762,743

Total liabilities	40,936,505	26,274,574

Commitments and contingencies (Note 10)

Members' equity	148,921,819	61,267,174

TOTAL LIABILITIES AND MEMBERS' EQUITY	$189,858,324	$87,541,748

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
REVENUES	2013	2012	2011
Oil, natural gas, and natural gas liquids revenues:
Oil	$16,037,861	$8,679,346	$6,517,806
Natural gas	9,714,171	6,064,065	12,054,176
Natural gas liquids	3,881,876	2,348,169	1,653,405
Total oil, natural gas, and natural gas liquids revenues	29,633,908	17,091,580	20,225,387
Gathering income	430,275	418,942	600,250
Gain (loss) on sale of oil and gas properties	(121,519)	4,784,504	(5,355,679)
Total revenues	29,942,664	22,295,026	15,469,958

OPERATING EXPENSES
Production costs:
Lease operating expense	8,425,987	6,211,275	7,459,628
Severance taxes	1,225,313	608,065	835,346
Re-engineering and workovers	342,254	569,579	717,523
Depreciation, depletion, and amortization	17,110,930	12,190,821	16,235,811
Impairment expense	12,297,681	52,474,953	34,294,188
Exploration expense	2,490,176	57,444	11,185
General and administrative expense	7,750,497	3,280,254	3,141,990
Total operating expenses	49,642,838	75,392,391	62,695,671

Loss from operations	(19,700,174)	(53,097,365)	(47,225,713)

OTHER INCOME (EXPENSES)
Interest expense	(487,330)	(279,872)	(231,454)
Net gain on derivative contracts	296,269	-	-
Interest income	1,065	7,523	5,470
Other income (expenses), net	14,815	48,871	661,043
Total other income (expenses)	(175,181)	(223,478)	435,059

NET LOSS	$(19,875,355)	$(53,320,843)	$(46,790,654)

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
YEARS ENDED DECEMBER 31, 2013, 2012, AND 2011

Members' Equity

Balance as of December 31, 2010	$124,510,028

Net loss	(46,790,654)

Members' equity contributions, net of issuance costs of $209,900	13,685,899

Members' equity distributions	(420,000)

Balance as of December 31, 2011	$90,985,273

Net loss	(53,320,843)

Members' equity contributions, net of issuance costs of $499,501	24,790,167

Members' equity distributions	(1,187,423)

Balance as of December 31, 2012	$61,267,174

Net loss	(19,875,355)

Members' equity contributions, net of issuance costs of $791,837	107,530,000

Balance as of December 31, 2013	$148,921,819

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net loss	$(19,875,355)	$(53,320,843)	$(46,790,654)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation, depletion, and amortization	17,110,930	12,190,821	16,235,811
Impairment of proved and unproved oil and gas properties	12,297,681	52,474,953	34,294,188
Dry hole costs	2,095,748	57,444	11,185
(Gain) loss on sales of oil and gas properties	121,519	(4,784,504)	5,355,679
Accretion of asset retirement obligations	216,599	178,802	174,671
Unrealized loss on derivative contracts	45,267	-	-
Amortization of deferred financing costs	103,513	47,811	31,288
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(12,140,846)	1,201,865	(739,453)
Decrease (increase) in prepaid expense and other	(81,806)	88,534	(71,841)
Increase in accounts payable and accrued expenses	2,170,732	6,761,995	1,395,505
Increase in revenue and royalties payable	9,698,030	88,120	265,254
Increase in advances	3,519,881	-	-
Net cash provided by operating activities	15,281,893	14,984,998	10,161,633

Cash flows from investing activities:
Acquisitions of proved and unproved property	(86,686,606)	-	-
Additions to oil and gas property and equipment	(31,162,231)	(39,432,668)	(21,505,859)
Additions to other property and equipment	(677,765)	(97,315)	(77,123)
Insurance proceeds	922,978	-	-
Proceeds from sales of oil and gas properties	487,963	9,976,369	2,137,293
Net cash used in investing activities	(117,115,661)	(29,553,614)	(19,445,689)

Cash flows from financing activities:
Issuance of long-term debt	-	10,825,000	42,115
Reduction of long-term debt	-	(5,192,115)	(1,350,000)
Deferred financing costs	(424,890)	(19,693)	(262,053)
Contributions, net of issuance costs of $791,837, $499,501, and $209,900, respectively	107,530,000	24,790,167	13,685,899
Distributions	-	(1,187,423)	-
Purchase of non-controlling interests in subsidiaries	-	-	(420,000)
Net cash provided by financing activities	107,105,110	29,215,936	11,695,961

Net increase in cash and cash equivalents	5,271,342	14,647,320	2,411,905

CASH AND CASH EQUIVALENTS, at beginning of period	20,151,399	5,504,079	3,092,174

CASH AND CASH EQUIVALENTS, at end of period	$25,422,741	$20,151,399	$5,504,079

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2013	2012	2011
Supplemental cash flow information

Interest paid	$375,036	$238,281	$158,051

Disclosure of non-cash investing activities

Asset retirement obligations	$1,033,246	$66,191	$388,126

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BUSINESS

Oak Valley Resources, LLC (“OVR” or the “Company”), is a Delaware limited liability company formed on December 14, 2012. OVR is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (“NGL”). The Company currently has properties in Texas, Oklahoma, and Louisiana.

On December 21, 2012, the Company was capitalized by affiliates of EnCap Investments L.P. (“EnCap”) via the contribution of certain oil and gas properties (the “Contributed Properties”), which were conveyed by assigning 100% of the issued and outstanding membership interests in ECC VI, LLC (“ECC VI”) and 100% of the issued and outstanding membership interest in Oak Valley Energy, LLC (“OVE”) in exchange for Class A Membership Interests (“Class A Units”) of the Company.

On December 21, 2012, in addition to the conveyance of the Contributed Properties, EnCap, Wells Fargo Central Pacific Holdings, Inc. (“Wells Fargo”), and VILLco Capital II, L.L.C. (“VILLco”), committed an aggregate of $145,000,000 in exchange for future Class A Units. Also, on December 21, 2012, Oak Valley Management, LLC (“OVM”), whose members are management and employees of the Company, committed $5,000,000 in exchange for future Class B Membership Interests (“Class B Units”). During 2013, additional members were admitted to OVM, with capital commitments totaling $1,730,000. As of December 31, 2013 OVM’s capital commitment to OVR totaled $6,730,000. EnCap, Wells Fargo, VILLco, and OVM are collectively referred to herein as “Round I Investors”.

On April 25, 2013, the Company closed a private placement offering amongst accredited investors (“Private Placement Investors”, and together with Round 1 Investors and OVM, “Investors”) that raised $62,820,000 in capital commitments in exchange for future Class A Units. Similar to EnCap, Wells Fargo, and VILLco, Private Placement Investors will receive future Class A units valued at $100.00 per unit.
Based on the value of the Contributed Properties and the amount of capital commitments received, equity ownership in the Company consists of EnCap with 57.2%, Private Placement Investors with 23.5%, Wells Fargo with 9.3%, VILLco with 7.5%, and OVM with 2.5%.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Prior to being capitalized on December 21, 2012, all of the Company’s wholly owned subsidiaries were controlled by EnCap. All of the companies included in the transaction had fiscal years ending December 31. The consolidated financial statements for the periods ended December 31, 2012 and 2011 were prepared by combining all the previously separate subsidiaries in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC Topic 805”). ASC Topic 805 states that if a transaction combines two or more commonly controlled entities that historically have not been presented together, the resulting financial statements for those periods presented require retrospective presentation of the financial statements for all the periods presented, as if the combination had been in effect since the inception of common control.

When accounting for a transfer of assets or exchange of equity interests between entities under common control, the entity that receives the net assets or the equity interests should initially measure the assets and liabilities transferred at their historical carrying amounts. Therefore, the net assets included in the accompanying consolidated financial statements are shown at their historical carrying value.

On December 18, 2012, prior to the assignment of OVE membership interests to the Company, one of OVE’s subsidiaries was transferred to a non-affiliated entity. In accordance with ASC Topic 805, the consolidated financial statements include the activities of that subsidiary through the date of transfer. The amount of revenue and net income from the OVE subsidiary included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2012, was $4,233,613 and $2,435,030, respectively. The amount of revenue and net loss from the OVE subsidiary included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2011, was $2,466,779 and $175,519, respectively. Please see Note 3 “Acquisitions and Divestitures” for more information on this transfer.

Certain reclassifications between “Oil, natural gas, and natural gas liquids revenues”, and “Accrued expenses” were made to the year ended December 31, 2012 Consolidated Balance Sheet. The Company also reclassified amounts between “Oil”, and “Natural gas liquids” on the December 31, 2012 Consolidated Statement of Operations. Finally, the Company reclassified amounts between “Accounts receivable”, which is included in the “Cash flows from operating activities”, and “Proceeds from sales of oil and gas properties”, which is included in the “Cash flows from investing activities”, on the December 31, 2011 Consolidated Statement of Cash Flows.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Principles of Consolidation – Continued

All reclassifications were made to conform to the current year presentation. Such reclassifications had no impact on net income, working capital, or members’ equity previously reported.

As of December 31, 2013, the Company’s wholly-owned subsidiaries included:

●	Oak Valley Energy, LLC (“OVE”), is a Delaware limited liability company formed on December 7, 2010. As of December 31, 2013, OVE’s wholly owned subsidiaries included:

	●	Oak Valley Operating, LLC (“OVO”), a Texas limited liability company formed on May 26, 2011. OVO serves as the operator on all Company-operated properties;

	●	Destiny Oil & Gas, LLC (“Destiny”), a Delaware limited liability company formed on June 13, 2006, which held interests in oil and gas properties located in Louisiana;

	●	EF Non-op, LLC, a Texas limited liability company formed on December 1, 2010, that holds interests in oil and gas properties located in Texas;

	●	Paladar Investments I, L.L.C, (“Paladar”) a Texas limited liability company formed on August 13, 2007, which held interests in oil and gas properties located in Texas;

	●	Sabine River Energy, LLC (“Sabine”), a Texas limited liability company formed on May 18, 2011, which holds interests in oil and gas properties located in Texas and Louisiana.

●	ECC VI, LLC (“ECC VI”), is a Delaware limited liability company formed on December 9, 2010. As of December 31, 2013, ECC VI’s wholly-owned subsidiaries included:

	●	ECCVI East Texas, LLC (“ECCVI East Texas”), a Texas limited liability company formed on December 9, 2010, which held interests in oil and gas properties located in Texas.

	●	ECC VI Oklahoma, LLC (“ECC VI Oklahoma”), a Delaware limited liability company formed on September 1, 2011, which held interests in oil and gas properties located in Oklahoma.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Principles of Consolidation – Continued

Effective December 31, 2013, the Company dissolved OVE, Destiny, Paladar, ECC VI, ECCVI East Texas, and ECC VI Oklahoma, (“the Dissolved Subsidiaries”) to simplify its organizational structure. Prior to dissolving OVE, OVE’s membership interest in OVO, EF Non-op, and Sabine were assigned to OVR. During 2013, properties held by Destiny, Paladar, ECCVI East Texas, and ECC VI Oklahoma were assigned to Sabine. The results of operations for the Dissolved Subsidiaries have been included in the consolidated financial statements through December 31, 2013.

The long-term debt of OVR, under its Credit Agreement discussed in Note 7 “Long-term Debt”, is fully and unconditionally guaranteed by all of its subsidiaries, all of which are wholly owned.

All intercompany accounts and transactions are eliminated in consolidation.

Subsequent Events

Management has evaluated subsequent events for the Company through July 1, 2014, the date upon which these consolidated financial statements were available to be issued. Please see Note 12 “Subsequent Events” for the results of that evaluation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Estimates and assumptions that, in the opinion of the Company’s management, are significant include oil and natural gas reserves and the related cash flow estimates used in depletion and impairment of oil and natural gas properties, the evaluation of unproved properties for impairment, fair value estimates, asset retirement obligations, oil and natural gas revenue accruals, lease operating expense accruals, and capital accruals. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Actual results may differ from the estimates and assumptions used in the preparation of the Company’s consolidated financial statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Cash

Cash consists of cash on deposit.

Accounts Receivable

Accounts receivable include amounts due from oil, natural gas, and NGL purchasers, other operators for which the Company holds an interest, and from non-operating working interest owners. Accrued oil, natural gas, and NGL sales from purchasers and operators consist of accrued revenues due under normal trade terms, generally requiring payment within 60 days of production.

An allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. Accounts deemed uncollectible are charged to the allowance.

Provisions for bad debts and recoveries on accounts previously charged off are added to the allowance. The Company routinely assesses the recoverability of all material trade receivables and other receivables to determine their collectability. At December 31, 2013, 2012, and 2011, the Company did not have an allowance for doubtful accounts as all accounts receivable were deemed collectible by management.

Derivative Instruments

The Company utilizes derivative instruments in order to manage exposure to commodity price risk associated with future crude oil and natural gas production. The Company recognizes all derivatives as either assets or liabilities, measured at fair value, and recognizes changes in the fair value of derivatives in current earnings. The Company has elected to not designate any of its positions for hedge accounting. Accordingly, these derivative contracts are marked-to-market and any changes in the estimated values of derivative contracts held at the balance sheet date are recognized in the Consolidated Statement of Operations as unrealized gains or losses on derivative contracts.

Proved Oil and Gas Properties

The Company follows the successful efforts method of accounting for its oil and gas properties. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized. Exploration costs, including unsuccessful exploratory wells and geological and geophysical costs, are charged to operations as incurred. Upon sale of oil and gas properties, the costs and related accumulated depreciation, depletion, and

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Proved Oil and Gas Properties – Continued

amortization are eliminated from the accounts and the resulting gain or loss is recognized.

Costs incurred to maintain wells and related equipment, lease and well operating costs, and other exploration costs are charged to expense as incurred. Additions to proved oil and gas properties that are accrued at year-end are included in “Additions to oil and gas property and equipment” on the Consolidated Statements of Cash Flows, if the additions will be paid within twelve months of year-end. Gains and losses arising from the sale of properties are included in operating income.

The Company’s lease acquisition costs and development costs of proved oil and gas properties are amortized using the units-of-production method, at the field level, based on total proved reserves and proved developed reserves, respectively. Depletion expense for oil and gas producing property and related equipment was $16,944,741, $12,172,643, and $16,229,089, for the years ended December 31, 2013, 2012, and 2011, respectively.

Proved oil and gas properties are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the expected future cash flow expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to its estimated fair value.

Each component of an impairment calculation is subject to a large degree of judgment, including the determination of the depletable units’ estimated reserves, estimated future net cash flows, and fair value. The Company recognized impairments of $9,817,182, $43,907,927, and $15,400,191 for the years ended December 31, 2013, 2012, and 2011, respectively, on proved oil and gas properties.

Unproved Oil and Gas Properties

Unproved properties consist of costs incurred to acquire undeveloped leases as well as the cost to acquire unproved reserves. Undeveloped lease costs and unproved reserve acquisition costs are capitalized. If additions to unproved oil and gas properties will be paid within twelve months of year-end, then such additions are accrued for at year-end and are included in the “Additions to oil and gas property and equipment” financial statement line item on the Consolidated Statements of Cash Flows. Unproved oil and gas leases are generally for a primary term of three to five years. In most cases, the term of the unproved leases can be extended by paying delay rentals, meeting contractual drilling obligations, or by the presence of producing wells on the leases. Unproved costs related to successful exploratory drilling are reclassified to proved properties and depleted on a units-of-production basis.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Unproved Oil and Gas Properties – Continued

Unproved properties are assessed periodically to determine whether they have been impaired based on remaining lease term, drilling results, reservoir performance, seismic interpretation, or future plans to develop acreage.

The Company recognized impairments of $2,480,499, $8,567,026, and $18,893,997 for the years ended December 31, 2013, 2012, and 2011, respectively, on unproved oil and gas properties.

Asset Retirement Obligations

Asset retirement obligations represent the present value of the estimated cash flows expected to be incurred to plug, abandon, remediate oil and gas wells, remove equipment and facilities from leased acreage, and return land to its original condition. The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred (typically when a well is completed or acquired or an asset is installed at the producing location), and the costs of such liability increases the carrying amount of the related long-lived asset by the same amount.

After the liability is initially recorded, the carrying amount of the related long-lived asset is increased over time through a charge to accretion expense each period and the capitalized cost is depleted on a units-of-production basis based on the proved developed reserves of the related assets. Changes in timing or to the original estimate of cash flows will result in changes to the carrying amount of the liability. See Note 8 “Asset Retirement Obligations” for further disclosure regarding the asset retirement obligation.

Business Combinations

The Company accounts for the acquisition of oil and gas properties, that are not commonly controlled, based on the requirements of ASC Topic 805, which requires an acquiring entity to recognize the assets acquired and liabilities assumed at fair value under the acquisition method of accounting, provided such assets and liabilities qualify for acquisition accounting under the standard. The Company accounts for property acquisitions of proved oil and gas property as business combinations.

Revenue Recognition

Oil, natural gas, and NGL revenues represent income from production and delivery of oil, natural gas, and NGL, recorded net of royalties. Revenues are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, title has been transferred, and collectability of the revenue is probable. The Company follows the sales method of accounting for gas imbalances. The Company had no significant gas imbalances as of December 31, 2013, 2012, or 2011.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Concentration of Credit Risk

Credit risk represents the actual or perceived financial loss that the Company would record if its purchasers, operators, or counterparties failed to perform pursuant to contractual terms.

The purchasers of the Company’s oil, natural gas, and NGL production consist primarily of independent marketers, major oil and natural gas companies and gas pipeline companies. Historically, the Company has not experienced any significant losses from uncollectible accounts. In 2013, one purchaser accounted for 21% of the Company’s oil, natural gas, and NGL revenues. No other purchaser accounted for 10% or more of the Company’s oil, natural gas, and NGL revenues during 2013, 2012, and 2011.

The Company holds working interests in oil and gas properties for which a third party serves as operator. The operator sells the crude oil, natural gas, and NGL to the purchaser, collects the cash, and distributes the cash to the Company. The Company recognizes the cash received as revenue. In 2013, two operators distributed 47% and 11% of the Company’s oil, natural gas, and NGL revenues, respectively. In 2012, two operators distributed 65% and 18% of the Company’s oil, natural gas, and NGL revenues, respectively. In 2011, two operators distributed 25% and 33% of the Company’s oil, natural gas, and NGL revenues respectively. No other operator accounted for 10% or more of the Company’s oil, natural gas, and NGL revenues during 2013, 2012, and 2011.

If purchasers and operators fail to perform pursuant to contractual terms, then the Company’s overall business may be adversely impacted. The Company’s management believes this risk is mitigated by the size, and reputation, of its purchasers and operators.

Commodity derivative contracts held by the Company are with two counterparties. Both counterparties are participants in the Company’s credit facility and possess investment-grade ratings from Moody’s and Standard & Poor.

The Company regularly maintains its cash in bank deposit accounts. Balances held by the Company at its bank typically exceed Federal Deposit Insurance Corporation (“FDIC”) insurance coverage, and as a result, there is a concentration of credit risk related to the amounts of deposit in excess of FDIC insurance coverage. The Company’s management believes this risk is not significant based upon the size and reputation of the financial institutions.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Income Taxes

The Company is organized as a Delaware limited liability company and is treated as a flow-through entity for income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members of the Company even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal income tax provision has been made in the consolidated financial statements of the Company since the federal income tax is an obligation of the members.

The State of Texas has a margin tax which taxes companies for the “privilege” of doing business in Texas. As a part of its privilege, the members of the Company receive liability protections under state law. The Company has not recorded a provision for the tax at December 31, 2013, 2012, or 2011, as management does not believe the amount owed, if any, will be material to the Company.

The Company follows the provisions of FASB ASC Topic 740, Income Taxes (“ASC Topic 740”), relating to accounting for uncertainties in income taxes. ASC Topic 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements. ASC Topic 740 requires that the Company recognize in the consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and state income tax liability, including deductibility of expenses, have been reviewed and the Company’s management is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax positions at December 31, 2013, 2012, or 2011. The 2010 through 2013 tax years generally remain subject to examination.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recently Issued Accounting Pronouncements

In December 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”), which enhances disclosures by requiring an entity to disclose information about netting arrangements, including rights of offset, to enable users of its financial statements to understand the effect of those arrangements on its financial position. This pronouncement was issued to facilitate comparison between financial statements prepared on the basis of accounting principles generally accepted in the United States and International Financial Reporting Standards. In addition, in January 2013, the FASB issued ASU No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (“ASU 2013-01”), which requires clarification of the specific instruments that should be considered in the offsetting disclosures. These updates are effective for annual and interim reporting periods beginning on or after January 1, 2013 and are to be applied retroactively for all comparative periods presented. The adoption of ASU 2011-11 and ASU 2013-01 resulted in new disclosures related to the Company’s derivative activities. See further information at Note 4, “Derivative Financial Instruments.”

NOTE 3. ACQUISTIONS AND DIVESTITURES

Eagle Ford Acquisition

In July 2013 and August 2013, the Company purchased producing wells and acreage in the Eagle Ford shale trend of Texas for approximately $71,632,740 and $15,053,866, respectively (the “Eagle Ford Acquisition”). Acquisition costs of $1,063,966 are included in “General and administrative expense” in the Consolidated Statement of Operations. The acquisition expanded the Company’s presence in the Eagle Ford, adding oil and natural gas reserves and production to its existing asset base in this area.

The Eagle Ford Acquisition was accounted for as a business combination in accordance with ASC Topic 805, which among other things, requires assets acquired and liabilities assumed to be measured at fair value as of the effective date of the acquisition. The effective date of the Eagle Ford Acquisition was January 1, 2013. The estimated fair value of the properties approximates the fair value of consideration, and as a result, no goodwill was recognized.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. ACQUISTIONS AND DIVESTITURES – CONTINUED

Eagle Ford Acquisition – Continued

The following table summarizes the consideration paid to acquire the properties and the amounts of the assets acquired and liabilities assumed as of the acquisition date. The purchase price of $71,632,740 and $15,053,866 are subject to closing adjustments for normal operational activity and other purchase price adjustments that occur between the effective date of the acquisition and the closing date of the acquisition. As the purchase price is further adjusted for post-closing items, the final purchase price allocation may result in a different allocation:

Purchase price	$86,686,606
Allocation of purchase price:
Proved properties	$57,254,842
Unproved properties	30,041,094
Asset retirement obligations	(609,330)
Total	$86,686,606

The amount of revenue and net income from the Eagle Ford Acquisition included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2013, was $9,514,139 and $6,245,285, respectively.

The following unaudited pro forma combined results of operations are provided for the years ended December 31, 2013 and 2012 as if the Eagle Ford Acquisition had been completed as of the beginning of the comparable prior annual reporting period, or January 1, 2012. The pro forma combined results of operations for the years ended December 31, 2013 and 2012 have been prepared by adjusting historical results of the Company to include the historical results of the Eagle Ford Acquisition. These supplemental pro-forma results of operations are provided for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by the combined company for the periods presented or that may be achieved by the combined company in the future. The pro forma results of operations do not include any cost savings or other synergies that resulted, or may result, from the Eagle Ford Acquisition or any estimated costs that will be incurred to integrate the Eagle Ford Acquisition. Future results may vary significantly from the results reflected in this unaudited pro forma financial information because of future events and transactions, as well as other factors.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. ACQUISTIONS AND DIVESTITURES – CONTINUED

Eagle Ford Acquisition – Continued

The unaudited pro forma consolidated results include the Company’s historical financial information and the revenues and expenses of assets acquired and liabilities assumed in the Eagle Ford Acquisition.

	Year ended December 31,
	2013	2012
Revenue	$48,290,527	$39,803,888
Net Loss	$(5,240,297)	$(39,796,323)

2013 Divestitures

On May 17, 2013, the Company sold undeveloped acreage and working interest in nine wells located in Guadalupe County, Texas, and Caldwell County, Texas for cash consideration of $487,863. The Company recorded a loss on sale of $54,433. The effective date of the sale was April 1, 2013.

On March 28, 2013, the Company sold undeveloped acreage in Harrison County, Texas, and the working interest in one well for cash consideration of $100. The Company recorded a loss on sale of $67,086. The effective date of the sale was April 1, 2013.

2012 Acquisitions and Divestitures

On December 18, 2012, OVE assigned all of the membership interests of one of its wholly owned subsidiaries (the “Assigned Subsidiary”) to an entity unaffiliated with OVE and OVR. The consolidated financial statements include the accounts of the Assigned Subsidiary through the date of assignment. Prior to the assignment, in February 2012, the Company closed on a sale of all of the oil and natural gas assets of the Assigned Subsidiary for cash consideration of $8,455,760. The Company used $5,192,115 of the proceeds to pay down the credit facility and the remainder to fund capital expenditures and for general corporate purposes. The Company recorded a $4,081,184 gain on the sale.

On April 4, 2012, the Company acquired various working interests in certain wells and undeveloped acreage in Caddo and DeSoto Parishes, Louisiana, for cash consideration of $1,555,779. The Company acquired working interests in 19 wells, including additional interests in eight wells operated by OVO. The effective date of the acquisition was January 1, 2012.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. ACQUISTIONS AND DIVESTITURES – CONTINUED

2012 Acquisitions and Divestitures – Continued

On March 8, 2012, the Company sold working interests and unitized producing acreage in two wells in Lincoln and Webster Parishes, Louisiana, for cash consideration of $55,609. The Company recorded a gain on sale of $55,451. The effective date of the sale was January 1, 2012.

On March 8, 2012, the Company sold working interests in six wells in exchange for a working interests in one well, and cash consideration received by the Company of $1,065,000. The wells are located in DeSoto Parish, Louisiana. The Company recorded a gain on sale of $564,480. The effective date of the exchange was January 1, 2012.

On February 16, 2012, the Company sold certain assets located in Ouachita Parish, Louisiana. The sale consisted of approximately 395 net acres of unproved leasehold in the Cadeville Prospect and one well in progress in exchange for cash consideration of $400,000. The Company recorded a gain on sale of $82,378. The effective date of the sale was February 1, 2012.

On February 7, 2012, the Company acquired working interests in certain sections of the NW Caldwell Prospect located in Caldwell County, Texas, for cash consideration of $1,006,201. The acquired leasehold added approximately 1,973 net acres of unproved leasehold to the NW Caldwell Prospect, all of which was subsequently divested on May 17, 2013. The effective date of the acquisition was January 25, 2012.

2011 Divestitures

On December 1, 2011, the Company sold assets located in Marion, Covington, Jefferson, Warren, and Davis Counties, Mississippi for total cash consideration of $1,228,000 (less post-closing adjustments of $40,707). The sale was comprised of approximately 582 net acres and 16 producing wells. The Company recognized a loss on the sale totaling $3,064,617.

On September 1, 2011, the Company completed the sale of a portion of its assets located in Jackson and Lincoln Parishes, Louisiana for total cash consideration of $950,000. The sale was comprised of approximately 623 net acres and six producing wells. The Company recognized a loss on the sale of $2,291,062.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. DERIVATIVE FINANCIAL INSTRUMENTS

The Company is exposed to certain risks relating to its ongoing business operations, such as commodity price risk. Derivative contracts are utilized to economically hedge the Company’s exposure to price fluctuations and reduce the variability in the Company’s cash flows associated with anticipated sales of future oil and natural gas production. The Company follows FASB ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), to account for its derivative financial instruments. The Company does not enter into derivative contracts for speculative trading purposes.

It is the Company’s policy to enter into derivative contracts only with counterparties that are creditworthy financial institutions deemed by management as competent and competitive. The counterparties to the Company’s current derivative contracts are lenders in the Company’s Credit Agreement. The Company did not post collateral under any of these contracts as they are secured under the Company’s Credit Agreement.

The Company’s crude oil and natural gas derivative positions consist of swaps. Swaps are designed so that the Company receives or makes payments based on a differential between fixed and variable prices for crude oil and natural gas. The Company has elected to not designate any of its derivative contracts for hedge accounting. Accordingly, the Company records the net change in the mark-to-market valuation of these derivative contracts, as well as all payments and receipts on settled derivative contracts, in “Net gain on derivative contracts” on the Consolidated Statements of Operations. All derivative contracts are recorded at fair market value and included in the Consolidated Balance Sheets as assets or liabilities.

With an individual derivative counterparty, the Company may have multiple hedge positions that span a several-month time period and result in fair value asset and liability positions. At the end of each reporting period, those positions are offset to a single fair value asset or liability for each commodity, and the netted balance is reflected in the Consolidated Balance Sheets as an asset or a liability.

The Company nets its derivative instrument fair value amounts executed with the same counterparty pursuant to an International Swap Dealers Association Master Agreement (“ISDA”), which provides for net settlement over the term of the contract. The ISDA is a standard contract that governs all derivative contracts entered into between the Company and the respective counterparty. The ISDA allows for offsetting of amounts payable or receivable between the Company and the counterparty, at the election of both parties, for transactions that occur on the same date and in the same currency.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. DERIVATIVE FINANCIAL INSTRUMENTS – CONTINUED

The following table summarizes the location and fair value amounts of all derivative contracts in the Consolidated Balance Sheets as well as the gross recognized derivative assets, liabilities, and amounts offset in the Consolidated Balance Sheets as of December 31, 2013. The Company did not have derivative contracts as of December 31, 2012 or 2011.

		December 31, 2013

Derivatives not designated as hedging contracts under ASC Topic 815	Balance Sheet Location	Gross Recognized Assets/ Liabilities	Gross Amounts Offset	Net Recognized Assets/ Liabilities

Commodity contracts	Current derivative assets	$154,310	$-	$154,310
Commodity contracts	Current derivative liabilities	$(171,761)	$-	$(171,761)
Commodity contracts	Noncurrent derivative liabilities	$(27,816)	$-	$(27,816)

The following table summarizes the location and amounts of the Company’s realized and unrealized gains and losses on derivative contracts in the Company’s Consolidated Statements of Operations:

Derivatives not designated as hedging contracts under ASC Topic 815	Statement of Operations Location	Gain (Loss) Recognized in Income Year Ended December 31, 2013

Unrealized loss on commodity contracts	Net gain on derivative contracts	$(45,267)
Realized gain on commodity contracts	Net gain on derivative contracts	341,536
		$296,269

At December 31, 2013, the Company had the following open crude oil and natural gas derivative contracts:

Period	Instrument	Commodity	Volume in Mmbtu's/ Bbl's	Fixed price
January 2014 - March 2014	Swap	Natural Gas	120,000	$4.040
January 2014 - March 2014	Swap	Natural Gas	120,000	$4.122
January 2014 - March 2015	Swap	Natural Gas	834,000	$4.175
January 2014 - December 2014	Swap	Crude Oil	60,000	$93.850
January 2014 - December 2014	Swap	Crude Oil	64,800	$98.000

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. FAIR VALUE MEASUREMENTS

FASB ASC Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. ASC Topic 820 provides a framework for measuring fair value, establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets.

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1 – Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Inputs, other than quoted prices within Level 1, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level. There were no transfers between fair value hierarchy levels for the year ended December 31, 2013.

Fair Value on a Recurring Basis

Derivative financial instruments are carried at fair value and measured on a recurring basis. The derivative financial instruments consist of swaps for crude oil and natural gas. The Company’s swaps are valued based on a discounted future cash flow model. The primary input for the model is published forward commodity price curves. The Company’s model is validated by the counterparty’s marked-to-market statements. The swaps are also designated as Level 2 within the valuation hierarchy.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. FAIR VALUE MEASUREMENTS – CONTINUED

Fair Value on a Recurring Basis – Continued

The fair values of commodity derivative instruments in an asset position include a measure of counterparty nonperformance risk, and the fair values of commodity derivative instruments in a liability position include a measure of the Company’s nonperformance risk. These measurements were not material to the consolidated financial statements.

The following table sets forth, by fair value hierarchy level, the Company’s financial assets and liabilities that were accounted for at fair value as of December 31, 2013. There were no derivative instruments at December 31, 2012.

				Total
				Fair Value
				December 31,
	Level 1	Level 2	Level 3	2013

Financial assets
Current derivative assets	$-	$154,310	$-	$154,310

Total financial assets	$-	$154,310	$-	$154,310

Financial liabilities
Current derivative liabilities	$-	$171,761	$-	$171,761
Noncurrent derivative
liabilities	-	27,816	-	27,816

Total financial liabilities	$-	$199,577	$-	$199,577

Other financial instruments include cash, accounts receivable and payable, and revenue royalties. The carrying amount of these instruments approximates fair value because of their short-term nature. The Company’s long-term debt obligation bears interest at floating market rates, therefore carrying amounts and fair value are approximately equal.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. FAIR VALUE MEASUREMENTS – CONTINUED

Fair Value on a Nonrecurring Basis

Asset Impairment

Oil and gas properties are measured at fair value on a nonrecurring basis. The impairment charge reduces the oil and gas properties’ carrying values to their estimated fair values. These fair value measurements are classified as Level 3 measurements and include many unobservable inputs. Fair value is calculated as the estimated discounted future net cash flows attributable to the assets. The Company’s primary assumptions in preparing the estimated discounted future net cash flows to be recovered from oil and gas properties are based on (i) proved reserves, (ii) forward commodity prices and assumptions as to costs and expenses, and (iii) the estimated discount rate that would be used by potential purchasers to determine the fair value of the assets.

The Company recorded asset impairments of $9,817,182, $43,907,927 and $15,400,191 on proved properties during the years ended December 31, 2013, 2012, and 2011, respectively.

The Company recorded asset impairments of $2,480,499, $8,567,026, and $18,893,997 on unproved properties during the years ended December 31, 2013, 2012, and 2011, respectively. All of the 2013, 2012, and 2011 impairments were included in impairment expense.

Business Combinations

The Company records the identifiable assets acquired and liabilities assumed at fair value at the date of acquisition on a nonrecurring basis. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas production, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the determination of fair value of the acquisition include the Company’s estimate of future natural gas and crude oil prices, operating and development costs, anticipated production of proved reserves, appropriate risk-adjusted discount rates and other relevant data. The Company’s acquisitions are discussed in Note 3 “Acquisitions and Divestitures”.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. FAIR VALUE MEASUREMENTS – CONTINUED

Fair Value on a Nonrecurring Basis – Continued

Asset Retirement Obligation

The asset retirement obligation estimates are derived from historical costs and management’s expectation of future cost environments; and therefore, the Company has designated these liabilities as Level 3. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 8, “Asset Retirement Obligations,” for a reconciliation of the beginning and ending balances of the liability for the Company’s asset retirement obligations.

NOTE 6. MEMBERS’ EQUITY

The Company has three classes of membership interests, consisting of:

●	2,608,200 authorized Class A Units, which represent equity interests in the Company. Based on the value of the Contributed Properties of $60,000,000 as of December 21, 2012, 600,000 Class A Units were issued to Encap. Subsequent to title defects claimed and agreed upon during 2013 in the amount of $7,000,000, the value of Contributed Properties, effective December 21, 2012, was reduced from $60,000,000 to $53,000,000, resulting in the retraction of 70,000 Class A Units previously issued to Encap on December 21, 2012. During 2013, the Company issued 1,034,920 of Class A Units pursuant to capital call notices. As of December 31, 2013, there were 1,564,920 Class A Units outstanding. Please see the subsection titled “Capital Call Notices” and the consolidated chart below for the activity related to the Class A Units for the years ended December 31, 2013 and 2012.

●	67,300 authorized Class B Units, which represent equity interests in the Company. As of December 31, 2012, there were no Class B Units outstanding. During 2013, the Company issued 40,380 Class B Units. OVM is an entity controlled by Frank Lodzinski, the Company’s CEO and President, and facilitates investments from the Company’s management team and certain employees to the Company. Please see the subsection titled “Capital Call Notices” and the consolidated chart below for activity related to the issuance of Class B Units for the years ended December 31, 2013 and 2012.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. MEMBERS’ EQUITY – CONTINUED

●	100,000 authorized Class C Membership Interests (“Class C Units”), which represent “profit interests” in the Company. On December 21, 2012, all of the authorized Class C Units were issued to OVM. Class C Units entitle OVM to receive distributions from the Company if certain previously agreed upon equity returns are achieved.

The allocation of income, losses, and distributions are consistent with the Company’s LLC Agreement. The Company’s Board of Managers consist of three representatives from EnCap, one representative from VILLco, and one representative from OVM.

Capital Call Notices

On January 8, 2013, the Company received cash investments in the amount of $16,800,000 related to its first capital call notice sent to Wells Fargo, VILLco, and OVM, resulting in the issuance of 151,200 Class A Units and 16,800 Class B Units.

On May 20, 2013, the Company received cash investments in the amount of $23,720,000 related to its second capital call notice to Investors, resulting in the issuance of 231,670 Class A Units and 5,530 Class B Units.

On June 25, 2013, the Company received cash investments in the amount of $67,010,000 related to its third capital call notice to Investors, resulting in the issuance of 652,050 Class A Units and 18,050 Class B Units.

The following tables summarizes the number of units and the associated dollar value attributable to the Contributed Properties and capital call notices.

	Class A Units		Class B Units		Total Units
	Units	Dollar Value	Units	Dollar Value	Units	Dollar Value

Balance as of December 31, 2012	600,000	$61,267,174	-	$-	600,000	$61,267,174

Adjustment to Contributed Properties valuation	(70,000)	-	-	-	(70,000)	-

First capital call	151,200	15,120,000	16,800	1,680,000	168,000	16,800,000

Second capital call	231,670	23,167,000	5,530	553,000	237,200	23,720,000

Third capital call	652,050	65,205,000	18,050	1,805,000	670,100	67,010,000

Balance as of December 31, 2013	1,564,920	$164,759,174	40,380	$4,038,000	1,605,300	$168,797,174

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. LONG-TERM DEBT

On April 28, 2008, Destiny entered into a $40,000,000 senior secured revolving credit facility (“Destiny Credit Facility”). The Destiny Credit Facility was secured by substantially all of Destiny’s oil and gas properties. On April 21, 2011, all of the membership interests in Destiny were assigned to OVE, and OVE assumed the Destiny Credit Facility.

On June 29, 2011, OVE entered into a new four-year senior secured revolving credit facility (the “OVE Credit Facility”), and OVE assumed the outstanding balance of the Destiny Credit Facility. The OVE Credit Facility was subsequently assumed by OVR on December 21, 2012, the date upon which all of the membership interests in OVE were assigned to OVR. As of December 31, 2012, the borrowing base was $11,000,000, outstanding borrowings totaled $10,825,000, and outstanding letters of credit totaled $175,000.

On July 10, 2013, the Company entered into an amended and restated credit agreement (the “OVR Credit Facility”) which matures on June 29, 2017. BOKF, NA dba Bank of Texas and Wells Fargo Bank, National Association serve as lenders. All of the obligations under the OVR Credit Facility are secured by substantially all of the Company’s assets. The initial borrowing base of the OVR Credit Facility was $15,000,000, subject to scheduled redeterminations on May 1 and November 1 of each year as well as unscheduled redeterminations. In July 2013, the Company initiated an unscheduled redetermination due to the Eagle Ford Acquisition. The borrowing base increased to $39,500,000 on July 19, 2013, and subsequently increased to $44,500,000 on August 19, 2013. The borrowing base was reaffirmed at $44,500,000 in November 2013. As of December 31, 2013, the borrowing base was $44,500,000, outstanding borrowings totaled $10,825,000, and there were no outstanding letters of credit.

Outstanding borrowings under the OVR Credit Facility and the OVE Credit Facility, at the election of the Company, can bear interest at the LIBOR adjusted rate plus the applicable utilization margin of 2.25% to 4.25% (2.42%, 2.96% and 2.51% at December 31, 2013, 2012, and 2011, respectively) or at the base rate plus the applicable utilization-based margin of 1.00% to 3.00% (4.25%, 4.75% and 4.25% at December 31, 2013, 2012, and 2011, respectively). The Company pays a commitment rate of 0.500% on all unused borrowings.

The OVR Credit Facility and the OVE Credit Facility contain a number of customary covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to incur additional indebtedness, create liens on asset, pay dividends, and repurchase its capital stock. In addition, the Company is required to maintain certain financial ratios, including a minimum current ratio of 1.0 to 1.0 and a maximum annualized quarterly leverage ratio of 4.0 to 1.0. As of December 31, 2013 and 2012, the Company was in compliance with these covenants. The Company is also required to submit an audited annual report 120 days after the end of each fiscal period. For fiscal year 2013, the Company received a waiver, which extended the deadline to provide an audited annual report to July 31, 2014.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. LONG-TERM DEBT – CONTINUED

Debt issuance costs of $524,023 and $202,328 associated with the Company’s credit facilities have been capitalized as of December 31, 2013 and 2012, respectively, and are amortized on a straight-line basis over the term of the credit agreement. Amortization expense was $103,513, $47,811, and $31,288 for the years ended December 31, 2013, 2012, and 2011, respectively, and is included in “Interest expense” of the Consolidated Statements of Operations.

NOTE 8. ASSET RETIREMENT OBLIGATIONS

The Company has asset retirement obligations associated with the future plugging and abandonment of oil and gas properties and related facilities. The accretion of the asset retirement obligation is included in “Lease operating expense” in the Consolidated Statements of Operations. Revisions to the liability typically occur due to changes in the estimated abandonment costs, well economic lives, and the discount rate.

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC Topic 410, Asset Retirement and Environmental Obligations:

	Year ended December 31,
	2013	2012
Beginning asset retirement obligation	$3,937,743	$3,692,750
Acquisitions (1)	609,330	-
Liabilities incurred	316,345	112,396
Accretion expense	216,599	178,802
Disposal of properties	(109,641)	(674,656)
Revision of estimates	(1,958,922)	628,451

Ending asset retirement obligation	$3,011,454	$3,937,743

(1) See Note 3, "Acquisitions and Divestitures" for additional information on the Company's acquisition activities.

Based on expected timing of settlement, $69,956 of the asset retirement obligation is classified as current at December 31, 2013. At December 31, 2012, all amounts were classified as noncurrent.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. RELATED PARTY TRANSACTIONS

FASB ASC Topic 850, Related Party Disclosures (“ASC Topic 850”), requires that transactions with related parties that would make a difference in decision making be disclosed so that users of the financial statements can evaluate their significance. EnCap, the members of OVM, and Private Placement Investors are considered related parties under ASC Topic 850. The following are significant related party transactions between the Company and parties of Encap and the members of OVM as of and for the years ended December 31, 2013, 2012, and 2011 as well as significant related party transactions between the Company and the Private Placement Investors as of and for the year ended December 31, 2013.

The Company employs members of OVM. For the years ended December 31, 2013 and 2012, the Company made payments totaling $2,183,717 and $290,044, respectively, to these members as compensation for services and reimbursement of expenses. The payments are included in “General and administrative expense” on the Consolidated Statements of Operations or have been charged out to oil and gas properties. OVM did not provide services to the Company during 2011.

At December 31, 2013, the Company had a liability of $730,384 due to members of OVM, which is included in “Accrued expenses” on the Consolidated Balance Sheet. At December 31, 2012, the Company did not have a related party asset due from OVM members or a related party liability due to OVM members.

At December 31, 2013, the Company had a liability of $627,586 due to companies to which certain Private Placement Investors are significant related parties, which is included in “Accounts payable” on Consolidated Balance Sheet.

As described in Note 6, “Members’ Equity”, all of the authorized Class C Units were issued to OVM. Class C Units entitle OVM to receive distributions from the Company if certain previously agreed upon equity returns are achieved.

As described in Note 2 “Summary of Significant Accounting Policies”, on December 21, 2012, EnCap assigned all the membership interests in ECC VI and OVE to the Company. These transfers were recorded by the Company at the carrying amounts of the assets and liabilities contributed.

For the years ended December 31, 2012 and 2011, the Company incurred general and administrative expenses of approximately $240,000 and $360,000, respectively, related to services provided by Talon Oil and Gas, LLC, a subsidiary of EnCap. Talon Oil and Gas, LLC did not provide services to the Company during 2013. For the years ended December 31, 2013, 2012, and 2011, the Company incurred general and administrative expenses of $36,281, $57,736, and $51,127, respectively, related to services provided by Foothills Minerals, LLC., a subsidiary of Encap. For the years ended December 31, 2013, 2012, and 2011, the Company incurred overhead costs of $41,301, $165,585, and $158,871, respectively, related to services provided by Foothills Minerals, LLC, which is included in “Lease operating expense” on the Consolidated Statements of Operations.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. COMMITMENTS AND CONTINGENCIES

In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from federal, state, and local environmental, health and safety laws and regulations and third party litigation.

Well Control Incident

In December 2012, the Company was notified about a well control issue related to one of its non-operated wells. At December 31, 2012, the Company accrued a liability due to the operator and recorded a receivable from the Company’s insurance carrier, of approximately $470,000, which represents the costs incurred related to the well control issue through December 31, 2012. During 2013, the Company incurred additional costs and received insurance proceeds of $922,978. The insurance proceeds reduced the capital costs incurred on the non-operated well. The Company does not expect to receive additional proceeds.

There are no other matters, which in the opinion of the Company’s management, will have a material adverse effect on the consolidated financial position, consolidated results of operations, or consolidated cash flows of the Company as of and for the years ended December 31, 2013, 2012, and 2011.

Gas Purchase and Gas Processing Contract

As a part of the Eagle Ford Acquisition discussed in Note 3 “Acquisitions and Divestitures”, the Company ratified several long-term gas purchasing and gas processing contracts. As is customary in the industry, the Company has reserved gathering and processing capacity in a pipeline. In one of the contracts, the Company has a volume commitment, whereby the Company pays the owner of the pipeline a fee of $0.45 per MMBtu to hold 10,000 MMBtu per day of capacity for the Company’s use. Since the time of the acquisition, the Company has not been able to meet its delivery commitments. The rate and terms under this purchasing and processing contract expire on June 1, 2021.

Drilling Commitments

As of December 31, 2013, the Company had two drilling rigs under contract in the Eagle Ford. The Company contractually agreed to drill two wells at a drilling day rate of approximately $19,700 per day and another two wells at a drilling day rate of approximately $20,700 per day. As of December 31, 2013, drilling had commenced on two wells. Early termination of both drilling rig contracts prior to the commencement of operations would require termination payments of approximately $677,000, which would be paid in lieu of paying the remaining drilling commitments.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. COMMITMENTS AND CONTINGENCIES – CONTINUED

Lease Commitments

In April 2013, the Company entered into a three year lease agreement for office space in Houston, Texas, with an option to terminate the lease on July 31, 2014 and April 30, 2015, provided the Company gives the lessor six months’ notice. In January 2014, the Company gave written notice to the landlord to exercise the termination option and negotiated an extension of the first termination date. The Company’s lease will effectively terminate on November 30, 2014. The Company is contractually obligated under the office lease to make payments totaling $232,437 during 2014.

In September 2013, the Company entered into a seven month lease agreement for office space in Denver, Colorado, with an entity controlled by the principals of VILLco. As discussed in Note 2 “Summary of Significant Accounting Policies”, VILLco is a related party. As of December 31, 2013, the Company is contractually obligated under the office lease to make payments totaling $6,428 during 2014. On March 10, 2014, the Company exercised an option to extend the lease for six months. Please see Note 12 “Subsequent Events” for additional information.

Rent expense under non-cancellable operating leases was $121,208, $83,000, and $38,850 for the years ended December 31, 2013, 2012, and 2011, respectively.

Environmental

The Company’s operations are subject to risks normally associated with the exploration for and the production of oil and gas, including blowouts, fires, and environmental risks such as oil spills or gas leaks that could expose the Company to liabilities associated with these risks.

In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of prior environmental safeguards, if any, that were taken at the time such wells were drilled or during such time the wells were operated. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company. No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto except for the matter discussed above.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

Costs Incurred Related to Oil and Gas Activities

The Company’s oil and gas activities for 2013, 2012, and 2011 were entirely within the United States. Costs incurred in oil and gas producing activities were as follows:

	Year Ended December 31,
	2013	2012	2011
Acquisition costs:
Proved	$51,487,762	$1,608,671	$1,876,710
Unproved	32,863,367	11,589,199	4,542,660

Exploration costs:
Exploratory drilling	63,803	2,013,376	18,569
Geological and geophysical	393,917	-	-

Development costs	32,510,927	24,221,422	15,067,920

Total additions	$117,319,776	$39,432,668	$21,505,859

The net changes in capitalized exploratory wells cost were as follows:

	December 31,
	2013	2012	2011

Balance, beginning of year	$2,031,945	$18,569	$11,185

Additions to capitalized exploratory well costs pending the determination of proved reserves	63,803	2,013,376	18,569

Capitalized exploratory well costs charged to expense	(2,095,748)	-	(11,185)

Balance, end of year	$-	$2,031,945	$18,569

Estimated Quantities of Proved Oil and Gas Reserves

For the years ended December 31, 2013 and 2012, the estimate of proved reserves and related valuations were based on reports prepared by the Company’s independent petroleum engineers, Cawley, Gillespie & Associates, Inc. In connection with the Company’s external petroleum engineers performing their independent reserve estimations, the Company furnished the following information: (1) technical support data, (2) technical analysis of geological and engineering support information, (3) economic and production data and (4) our ownership interests. Proved reserve estimates included herein conform to the definitions prescribed by the U.S. Securities and Exchange Commission. For the years ended December 31, 2011 and 2010, the estimate of proved reserves and related valuations were based on reserve reports prepared by the Company as well as reserve reports prepared by various independent petroleum engineers. The estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) – CONTINUED

Estimated Quantities of Proved Oil and Gas Reserves – Continued

Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under economic and operating conditions existing as of the end of each respective year. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

A summary of the Company’s changes in quantities of proved oil and gas reserves for the years ended December 31, 2013, 2012, and 2011 are as follows:

	Oil	Natural Gas	NGLs	Total
	(Bbl)	(Mcf)	(Bbl)	(BOE)
Balance - January 1, 2011	1,500,827	106,755,881	-	19,293,474
Extensions and discoveries	-	9,597	-	1,600
Sale of minerals in place	(16,000)	(608,200)	-	(117,367)
Production	(68,692)	(3,088,658)	-	(583,468)
Revision to previous estimates	(234,366)	(46,609,638)	-	(8,002,639)

Balance - December 31, 2011	1,181,769	56,458,982	-	10,591,600
Extensions and discoveries	407,343	3,595,669	299,062	1,305,683
Sale of minerals in place	(301,133)	(165,372)	-	(328,695)
Production	(90,410)	(2,297,554)	(75,744)	(549,080)
Revision to previous estimates	(679,144)	(47,492,560)	168,988	(8,425,583)

Balance - December 31, 2012	518,425	10,099,165	392,306	2,593,925
Extensions and discoveries	3,586,369	4,197,687	526,076	4,812,060
Sale of minerals in place	(14,589)	-	-	(14,589)
Purchases of minerals in place	2,051,245	708,729	213,404	2,382,771
Production	(163,115)	(2,635,417)	(134,408)	(736,759)
Revision to previous estimates	99,856	11,842,621	321,070	2,394,696

Balance - December 31, 2013	6,078,191	24,212,785	1,318,448	11,432,104

Proved developed reserves:

December 31, 2010	543,140	24,055,343	-	4,552,364
December 31, 2011	569,693	17,526,196	-	3,490,726
December 31, 2012	296,250	8,244,891	268,470	1,938,869
December 31, 2013	1,306,922	11,052,891	557,061	3,706,132

Proved undeveloped reserves:

December 31, 2010	957,687	82,700,538	-	14,741,110
December 31, 2011	612,076	38,932,786	-	7,100,874
December 31, 2012	222,175	1,854,274	123,836	655,056
December 31, 2013	4,771,269	13,159,894	761,387	7,725,972

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) – CONTINUED

Estimated Quantities of Proved Oil and Gas Reserves – Continued

Notable changes in proved reserves for the year ended December 31, 2013, 2012, and 2011 included the following:

●	Extensions and discoveries. The 2012 increase in extensions and discoveries of 1,305,683 BOE was primarily attributable to the Company’s non-operated Eagle Ford fields. The 2013 increase in extensions and discoveries of 4,812,060 BOE was primarily attributable to an increase of 818,000 BOE in our non-operated Eagle Ford fields and an increase of 3,918,000 BOE in our operated Eagle Ford field. The 2012 and 2013 increases are a result of successful drilling.

●	Sale of minerals in place. The decreases in sale of minerals in place of 117,367 BOE, 328,695 BOE, and 14,589 BOE in 2011, 2012, and 2013, respectively, are attributable to the sale of non-core assets discussed in Note 3 “Acquisitions and Divestitures”.

●	Revision to previous estimates. The 2011 downward revision to previous estimates of 8,002,639 BOE was primarily attributable to a downward revision in PUDs in certain gas fields. The 2012 downward revision of 8,425,583 BOE was primarily attributable to lower natural gas prices incorporated into the Company’s reserve estimates at December 31, 2012 as compared to December 31, 2011. The 2013 positive revision to previous estimates of 2,394,696 BOE was primarily attributable to the increase in natural gas prices from December 31, 2012 to the reserve estimates performed at December 31, 2013. Revisions to PUD reserves were 2,016,330 BOE as a result of this increase in natural gas prices.

Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flow to provide oil and natural gas reserves were prepared in accordance with ASC 932, Extractive Activities—Oil and Gas and based on oil and natural gas reserve and production volumes. Future cash inflows as of December 31, 2013, 2012, and 2011 were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period ended December 31, 2013, 2012, and 2011, respectively) to estimated future production. The oil and natural gas liquids prices were adjusted by lease or field for quality, transportation fees, and regional price differentials. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming the continuation of existing economic conditions.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) – CONTINUED

Discounted Future Net Cash Flows – Continued

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	December 31,
	2013	2012	2011
Future cash inflows	$718,048,500	$88,234,062	$320,507,627
Future production costs	(202,956,656)	(32,966,585)	(96,744,544)
Future development costs	(220,828,406)	(15,270,532)	(70,073,548)

Future net cash flows	294,263,438	39,996,945	153,689,535
10% annual discount for estimated timing of cash flows	(168,906,757)	(14,864,480)	(84,449,284)

Standardized measure of discounted future cash flows	$125,356,681	$25,132,465	$69,240,251

The changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	December 31,
	2013	2012	2011
Beginning of year	$25,132,465	$69,240,251	$93,855,420
Sales of oil and gas produced, net of production costs	(20,287,228)	(10,300,405)	(11,987,811)
Sales of minerals in place	(379,816)	(10,274,368)	(1,815,800)
Net changes in prices and production costs	240,869	(6,132,807)	3,248,829
Extensions, discoveries, and improved recoveries	48,006,461	16,374,985	8,817
Previously estimated development costs incurred during the period	3,226,661	-	2,853,000
Net changes in future development costs	(22,965,928)	14,786,676	4,157,138
Purchases of minerals in place	56,068,939	-	-
Revisions of previous quantity estimates	26,258,514	(54,774,777)	(36,675,214)
Accretion of discount	2,513,247	6,924,025	9,385,542
Changes in timing of estimated cash flows and other	7,542,497	(711,115)	6,210,330

End of year	$125,356,681	$25,132,465	$69,240,251

Prices, used in standardized measure
Oil (per Bbl)	$96.94	$94.71	$96.19
Gas (per Mcf)	$3.67	$2.75	$4.12

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. SUBSEQUENT EVENTS

Subsequent to December 31, 2013, the Company entered into the following derivative contracts:

Transaction Date	Period	Instrument	Commodity	Volume in Mmbtu's/ Bbl's	Fixed Price
January 22, 2014	April 2014 - March 2015	Swap	Natural Gas	525,000	$4.30
February 6, 2014	April 2014 - December 2014	Swap	Natural Gas	450,000	$4.55
February 6, 2014	February 2014 - June 2014	Swap	Crude Oil	25,000	$95.50
February 13, 2014	April 2014 - December 2014	Swap	Natural Gas	77,220	$4.60
February 13, 2014	February 2014 - June 2014	Swap	Crude Oil	25,000	$98.60
March 3, 2014	January 2015 - June 2015	Swap	Crude Oil	21,000	$91.50
March 5, 2014	July 2014 - December 2014	Swap	Crude Oil	30,000	$95.65
April 21, 2014	July 2014 - December 2014	Swap	Crude Oil	31,200	$98.55
May 30, 2014	June 2014 - June 2014	Swap	Crude Oil	1,800	$102.35
June 9, 2014	July 2014 - December 2014	Swap	Crude Oil	9,600	$100.05
June 16, 2014	January 2015 - December 2015	Swap	Crude Oil	66,000	$95.10

On January 30 2014, the Company exercised the option to terminate the lease for the Houston, Texas office space, discussed in Note 10 “Commitments and Contingencies”. The Company’s lease will effectively terminate on November 30, 2014.

On February 4, 2014 and March 8, 2014, the Company amended one of the drilling contracts discussed in Note 10 “Commitments and Contingencies” to reflect the drilling of seven additional wells at a drilling day rate of approximately $19,200 per day.

On March 10, 2014, the Company exercised the option to extend the lease for the Denver, Colorado office space, discussed in Note 10 “Commitments and Contingencies”, from May 1, 2014 to October 31, 2014. Under the option, the Company is contractually obligated to make payments totaling $9,643 during 2014.

On April 6, 2014, the Company amended one of the drilling contracts discussed in Note 10 “Commitments and Contingencies”, to reflect the drilling of five additional wells at a drilling day rate of approximately $22,700 per day.

On April 11, 2014, the Company entered into a six month drilling rig contract at a drilling day rate of approximately $23,700 per day.

On May 15, 2014, Earthstone Energy, Inc. (“Earthstone”) and OVR entered into a definitive exchange agreement under which Earthstone will acquire all the subsidiaries of OVR in exchange for approximately 9.1 million shares of Earthstone common stock (the “Transaction”). The closing of the Transaction is subject to the approval of Earthstone stockholders. OVR’s management team will assume the same roles in the combined company.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. SUBSEQUENT EVENTS – CONTINUED

On May 22, 2014, the Company issued a $300,000 letter of credit which reduced the Company’s available borrowing base to $44,200,000.

On May 27, 2014, the Company entered into a 61 month lease agreement for office space in The Woodlands, Texas. The Company is contractually obligated under the office lease to make payments totaling $3,041,887. The lease will commence upon completion of a leasehold build out which is expected to be completed during the fourth quarter of 2014.